Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-149191) pertaining to the Dana Holding Corporation 2008 Omnibus Incentive Plan and Common Stock Bonus Plan of our report dated March 14, 2008, with respect to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of Dana Corporation (Debtor in Possession) which appear in this Annual Report on Form 10-K for the year ended December 31, 2007.

/s/  PricewaterhouseCoopers LLP
PricewaterhouseCoopers, LLP
Toledo, Ohio
March 14, 2008

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